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                                                                    EXHIBIT 12.1

                               RJR NABISCO, INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN MILLIONS)

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                                                                                                      THREE MONTHS
                                                                                                          ENDED
                                                                                                     MARCH 31, 1998
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Earnings before fixed charges:

  Income before income taxes......................................................................      $      36
  Less minority interest in pre-tax income of Nabisco Holdings....................................             18
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  Adjusted income before income taxes.............................................................             18
  Interest and debt expense.......................................................................            197
  Interest portion of rental expense..............................................................             15
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Earnings before fixed charges.....................................................................      $     230
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Fixed charges:
  Interest and debt expense.......................................................................      $     197
  Interest portion of rental expense..............................................................             15
  Capitalized interest............................................................................              1
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      Total fixed charges.........................................................................      $     213
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Ratio of earnings to fixed charges................................................................            1.1
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